EXHIBIT 99.2

Press Release
For immediate release
Company contact: Robert W. Howard, Executive Vice President, Finance and Investor Relations or William M. Crawford, Investor Relations, 303-293-9100
Bill Barrett Corporation Announces Exercise of Registration Rights
By Existing Stockholders
DENVER, COLORADO — (PR Newswire) — August 3, 2005 — Bill Barrett Corporation announced today that certain of its institutional stockholders have exercised their registration rights to cause the Company to file a registration statement for the sale of up to five million shares of its common stock, representing a portion of their holdings, in an underwritten offering, subject to market conditions. The Company anticipates filing a registration statement with the SEC during the next week. The registration will only cover shares to be sold by selling stockholders, including any additional shares that may be sold pursuant to an over-allotment option to the underwriters, and no shares will be offered or sold by the Company.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Forward-Looking Statements and Cautionary Statements
This press release and certain statements in the presentation are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what we believe are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission www.sec.gov.
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